UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2016

AMERICAN MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800

Houston, Texas 77042

(Address of principal executive office) (Zip Code)

(713) 815-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

LP Merger Agreement

On October 23, 2016, American Midstream Partners, LP, a Delaware limited partnership (“AMID”), and American Midstream GP, LLC, a Delaware limited liability company and the general partner of AMID (“AMID GP”), entered into an Agreement and Plan of Merger (the “LP Merger Agreement”) with JP Energy Partners LP, a Delaware limited partnership (“JPE”), JPE Energy GP II LLC, a Delaware limited liability company and the general partner of JPE (“JPE GP”), Argo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“AMID Merger Sub”), and Argo Merger GP Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMID (“GP Sub”). Upon the terms and subject to the conditions set forth in the LP Merger Agreement, JPE will merge with and into AMID Merger Sub (the “LP Merger”), with JPE continuing its existence under Delaware law as the surviving entity in the LP Merger and an indirect but economically wholly-owned subsidiary of AMID. The conflicts committee and the board of directors of AMID GP have unanimously approved the LP Merger Agreement. The conflicts committee retained independent financial and legal advisors. The board of directors of JPE GP (“JPE GP Board”) has unanimously approved the LP Merger Agreement and agreed to submit the LP Merger Agreement to a vote of JPE unitholders and to recommend that JPE’s unitholders adopt the LP Merger Agreement.

At the effective time of the LP Merger (the “Effective Time”), (i) each common unit of JPE (each, a “JPE Common Unit”) and each subordinated unit of JPE (each, a “JPE Subordinated Unit”) issued and outstanding or deemed issued and outstanding as of immediately prior to the Effective Time (other than JPE Common Units and JPE Subordinated Units held by Lonestar Midstream Holdings, LLC, a Delaware limited liability company (“Lonestar”), JP Energy Development LP, a Delaware limited partnership, or their respective affiliates (together the “Affiliated Holders”)) will be converted into the right to receive 0.5775 (the “Exchange Ratio”) of a common unit (each, an “AMID Common Unit”) representing limited partner interests in AMID (the “Public Unit Consideration”) and (ii) each JPE Common Unit and each JPE Subordinated Unit issued and outstanding or deemed issued and outstanding as of immediately prior to the Effective Time held by the Affiliated Holders will be converted into the right to receive 0.5225 of an AMID Common Unit (the “Affiliate Unit Consideration” and, together with the Public Unit Consideration, the “LP Merger Consideration”).

AMID will not issue any fractional units of AMID Common Units in connection with the LP Merger. Instead, all fractional AMID Common Units that a JPE unitholder would otherwise be entitled to receive will be aggregated and then, if a fractional AMID Common Unit results from that aggregation, be rounded up to the nearest whole AMID Common Unit. JPE Common Units held by GP Sub will remain outstanding in JPE and GP Sub will continue as a partner in JPE. In connection with the consummation of the LP Merger, GP Sub will be admitted as the sole general partner of JPE and JPE GP will simultaneously cease to be the general partner of JPE. JPE’s non-economic general partner interest and incentive distribution rights that are held by JPE GP shall be cancelled in connection with the closing of the LP Merger.

Except as provided in the terms of a particular award, each award of phantom units of JPE (“Phantom Units”) that is outstanding as of immediately prior to the Effective Time will cease to relate to or represent a right to receive JPE Common Units and will be converted, at the Effective Time, into the right to receive an award of phantom units relating to AMID Common Units (a “Converted AMID Phantom Unit Award”) on the same terms and conditions as were applicable to the corresponding award of Phantom Units, except that the number of AMID Common Units covered by such Converted Phantom Unit Award will be equal to the number of JPE Common Units subject to the corresponding award of Phantom Units multiplied by the Exchange Ratio, rounded up to the nearest whole AMID Common Unit.

The completion of the LP Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) holders of at least a majority of the outstanding JPE Common Units that are not held by JPE GP or its affiliates and the holders of at least a majority of the outstanding JPE Subordinated Units (“Unit Majority”) voting for the adoption of the LP Merger Agreement and the transactions contemplated thereby, (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) there being no law or injunction prohibiting the consummation of the LP Merger, (iv) the effectiveness of a registration statement on Form S-4 relating to the LP Merger Consideration, (v) approval for listing of the AMID Common Units issuable as part of the LP Merger Consideration on the New York Stock Exchange (the “NYSE”), (vi) adoption of the AMID partnership agreement amendment (as described below) to be effective as of the Effective Time, (vii) the receipt by AMID of an opinion to the effect that as of the closing date of the LP Merger, AMID is classified as a partnership for U.S. federal income tax purposes and the receipt by JPE of an opinion that as of the closing date of the LP Merger, JPE is classified as a partnership for U.S. federal income tax purposes, (viii) the GP Merger (as defined below) shall have become effective and GP Sub shall have been duly admitted as the sole general partner of the surviving entity of the LP Merger, (ix) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (x) compliance by each party in all material respects with its covenants, (xi) the receipt by AMID of an opinion to the effect that for U.S. federal income tax purposes (A) no AMID entity should recognize any income or gain as a result of the LP Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code of 1986, as amended (the “Code”)) and (B) no gain or loss should be recognized by holders of AMID Common Units as a result of the LP Merger with respect to such AMID Common Units held (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (xii) the receipt by JPE of an opinion to the effect that for U.S. federal income tax purposes, subject to certain exceptions, holders of JPE Common Units or JPE Subordinated Units (other than those held by Affiliated Holders and GP Sub) should not recognize any income or gain as a result of the LP Merger with respect to such JPE Common Units or JPE Subordinated Units held (other than any gain resulting from any actual or constructive distribution of cash, including any decrease in partnership liabilities pursuant to Section 752 of the Code, or the receipt of any non-pro rata LP Merger Consideration) provided that such opinion shall not extend to any holder who acquired JPE Common Units or JPE Subordinated Units from JPE in exchange for property other than cash.

JPE has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative business combinations. However, the JPE GP Board may, subject to certain conditions, change its respective recommendation (i) in favor of the adoption of the LP Merger Agreement if, in connection with the receipt of an alternative proposal, it determines in good faith, after consultation with outside counsel, that the failure to effect such a change in recommendation would be inconsistent with its duties under JPE’s partnership agreement, as applicable, or applicable law or (ii) if, in connection with a material event, circumstance, change or development that arises or occurs after the date of the LP Merger Agreement and that was not reasonably foreseeable at the time of the LP Merger Agreement, it determines in good faith that the failure to effect such a change in recommendation would be inconsistent with its duties under JPE’s partnership agreement, as applicable, or applicable law.

AMID and JPE have made customary representations and warranties in the LP Merger Agreement. The LP Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of AMID’s and JPE’s respective businesses between the date of the signing of the LP Merger Agreement and the closing date of the LP Merger and (ii) the efforts of the parties to cause the LP Merger to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act. Pursuant to the terms of the LP Merger Agreement, AMID and JPE have agreed to (including to cause their respective subsidiaries to) use their reasonable best efforts to resolve any objections that a governmental authority may assert under antitrust laws with respect to the LP Merger, and to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental authority with respect to the LP Merger, in each case, so as to enable the closing of the LP Merger to occur as promptly as practicable and in any event no later than on April 30, 2017.

The LP Merger Agreement contains certain termination rights for both AMID and JPE. The LP Merger Agreement further provides that, upon termination of the LP Merger Agreement, under certain circumstances, JPE may be required to reimburse AMID’s expenses, subject to certain limitations, or pay AMID a termination fee equal to $10.0 million less any previous AMID expenses reimbursed by JPE (the “Termination Fee”).

The foregoing description of the LP Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the LP Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The foregoing summary of the LP Merger Agreement has been included to provide investors and security holders with information regarding the terms of the LP Merger Agreement and is qualified in its entirety by the terms and conditions of the LP Merger Agreement. It is not intended to provide any other factual information about AMID, AMID GP, JPE or JPE GP or their respective subsidiaries and affiliates. The LP Merger Agreement contains representations and warranties by each of the applicable parties to the agreement, which were made only for purposes of such agreement and as of specified dates. The representations, warranties and covenants in the LP Merger Agreement were made solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AMID, AMID GP, JPE, JPE GP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the LP Merger Agreement, which subsequent information may or may not be fully reflected in AMID’s or JPE’s public disclosures.

AMID Distribution Support and Expense Reimbursement Agreement

In connection with the Merger Agreements, Magnolia Infrastructure Holdings, LLC, a Delaware limited liability company and an affiliate of AMID GP (“Magnolia”), entered into a Distribution Support and Expense Reimbursement Agreement with AMID and AMID GP (the “Financial Support Agreement”). Under the terms of the Financial Support Agreement, Magnolia agrees to provide quarterly financial support, up to a maximum of $25 million, as necessary, to cause AMID to realize a 5% increase in distributable cash flow per AMID unit as set forth in the Financial Support Agreement. The financial support will continue for eight (8) consecutive quarters following the effective time of the LP Merger. Magnolia will also reimburse AMID for certain expenses it incurs in connection with post-closing transition during a one (1) year period following the effective time of the LP Merger. In addition, Magnolia agrees to extinguish all outstanding indebtedness of JPE GP to Magnolia or any of its affiliates. Pursuant to the Financial Support Agreement, the elimination of JPE GP’s indebtedness shall occur prior to the effective time of the LP Merger and result in no further liability to AMID, including any tax liabilities arising from such elimination. Notwithstanding the foregoing, AMID (subject to prior approval by the Conflicts Committee) and Magnolia may make a determination that Magnolia has satisfied the support obligations by such other methods as AMID and Magnolia determine to be appropriate.

The foregoing description of the Financial Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Financial Support Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

GP Merger Agreement

In connection with the LP Merger Agreement, on October 23, 2016, AMID GP entered into an Agreement and Plan of Merger (the “GP Merger Agreement” and, together with the LP Merger Agreement, the “Merger Agreements”) with JPE GP and Argo GP Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AMID GP. Upon the terms and subject to the conditions set forth in the GP Merger Agreement, Argo GP Sub, LLC will merge with and into JPE GP (the “GP Merger” together with the LP Merger, the “Mergers”), with the separate limited liability company existence of Argo GP Sub, LLC ceasing to exist and JPE GP continuing its existence under Delaware law as the surviving entity in the GP Merger and a wholly owned subsidiary of AMID GP. In connection with the consummation of the GP Merger, GP Sub will be admitted as the sole general partner of JPE and JPE GP will simultaneously cease to be the general partner of JPE. Under the terms of the GP Merger Agreement, all of the JPE GP membership interests issued and outstanding immediately prior to the effective time of the GP Merger will convert into a right to receive Class A Membership Interests (as such term is defined in the Third Amended and Restated Limited Liability Company of AMID GP (the “AMID GP LLC Agreement”)) in AMID GP, representing a Sharing Percentage (as such term is defined in the AMID GP LLC Agreement) of 18.786%. Concurrently with the effective time of the GP Merger, the AMID GP LLC Agreement will be amended to reflect the issuance of such Class A Membership Interests.

The GP Merger Agreement contains customary representations and warranties and covenants by each of the parties. Completion of the GP Merger is conditioned upon, among other things: (1) the absence of certain legal impediments prohibiting the transactions and (2) the conditions precedent contained in the LP Merger Agreement having been satisfied and the LP Merger having become effective.

The GP Merger Agreement contains provisions granting both parties the right to terminate the GP Merger Agreement for certain reasons, including, among others, if either AMID or JPE shall have terminated the LP Merger Agreement pursuant to the provisions thereof.

The foregoing description of the GP Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the GP Merger Agreement, a copy of which is attached as Exhibit 99.2 hereto and the terms of which are incorporated herein by reference.

The foregoing summary of the GP Merger Agreement has been included to provide investors and security holders with information regarding the terms of the GP Merger Agreement and is qualified in its entirety by the terms and conditions of the GP Merger Agreement. It is not intended to provide any other factual information about AMID GP, JPE GP or their respective subsidiaries and affiliates. The GP Merger Agreement contains representations and warranties by each of the applicable parties to the agreement, which were made only for purposes of such agreement and as of specified dates. The representations, warranties and covenants in the GP Merger Agreement were made solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AMID GP, JPE GP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the GP Merger Agreement, which subsequent information may or may not be fully reflected in AMID’s or JPE’s public disclosures.

JPE Expense Reimbursement Agreement

In connection with the Merger Agreements, Lonestar, JPE and JPE GP entered into an Expense Reimbursement Agreement (the “JPE Expense Reimbursement Agreement”) providing that Lonestar will reimburse, or will pay directly on behalf of, JPE or JPE GP the third party reasonable costs and expenses incurred by JPE or JPE GP in connection with the Mergers, including (i) the Termination Fee and (ii) all reasonable out-of-pocket legal and financial advisory fees, costs and expenses paid or payable to third parties and incurred in connection with the negotiation, execution and performance of the LP Merger Agreement and consummation of the Mergers; provided, however, that JPE and JPE GP (subject to prior approval by the conflicts committee of the JPE GP Board) and Lonestar may make a determination that Lonestar has satisfied the requirements by such other methods as the parties determine to be appropriate.

The foregoing description of the JPE Expense Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the JPE Expense Reimbursement Agreement, a copy of which is attached hereto as Exhibit 99.3, and the terms of which are incorporated herein by reference.

AMID Partnership Agreement Amendment

AMID GP has also agreed to enter into an amendment to AMID’s Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) at the Effective Time (the “Partnership Agreement Amendment”) providing for, among other things, a revision in the quarterly cash distribution rate on AMID’s outstanding Series A Preferred Units (as defined in the Partnership Agreement) to the greater of (1) $0.4125 per unit per quarter and (2) the distribution paid per AMID Common Unit.

Support Agreements

In connection with the Merger Agreements, AMID and AMID GP entered into separate support agreements with (i) Magnolia, the Affiliated Holders and certain of their affiliates (the “ArcLight Support Agreement”) and (ii) certain officers and directors of JPE (the “Management Support Agreement”). Under the support agreements, the parties are required to vote their JPE Common Units and their JPE Subordinated Units, as applicable, in favor of the LP Merger. At least a majority of the outstanding JPE Subordinated Units voting separately as a class must approve the LP Merger. The Affiliated Holders own 14,992,654 JPE Subordinated Units, representing 82.7% of the total issued and outstanding JPE Subordinated Units. The Common Units owned by the parties to the ArcLight Support Agreement and the Management Support Agreement are excluded from determining a Unit Majority. Also in connection with the LP Merger, Magnolia has agreed to indemnify AMID from losses incurred in connection with certain litigation matters. The ArcLight Support Agreement also approves the reset of distributions on the Series A Preferred Units of AMID provided for under the AMID Partnership Agreement Amendment.

Other Communications

On October 24, 2016, JPE and AMID issued a joint press release announcing, among other things, the entry into the LP Merger Agreement. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and incorporated herein by reference.

On October 24, 2016, JPE and AMID held a webcast regarding the LP Merger Agreement. A copy of the investor presentation and the transcript of the webcast are attached as Exhibits 99.4 and 99.5 hereto and incorporated herein by reference.

On October 24, 2016, AMID issued an email and podcast regarding the LP Merger to its employees. A copy of the email and a transcript of the podcast are furnished and attached as Exhibit 99.6 hereto and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. AMID and JPE cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of AMID to successfully integrate JPE’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, the ability to achieve revenue, distributable cash flow and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by AMID and JPE with the Securities and Exchange Commission (the “SEC”), which are available to the public for free at www.sec.gov. AMID and JPE undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication relates to a proposed business combination between AMID and JPE. In connection with the proposed transaction, AMID and/or JPE expect to file a proxy statement/prospectus and other documents with the SEC. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. These documents (when they become available), and any other documents filed by AMID or JPE with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of AMID or JPE at the following:

American Midstream Partners, LP 2103 City West Blvd. Bldg. 4, Suite 800 Houston, TX 77042 Attention: Investor Relations Phone: 713-815-3900	JP Energy Partners LP 600 East Las Colinas Blvd Suite 2000 Irving, TX 75039 Attention: Investor Relations Phone: 972-444-0300

Participants in the Solicitation

AMID, JPE and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed LP Merger. Information regarding the directors and executive officers of AMID is contained in AMID’s Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 7, 2016. Information regarding the directors and executive officers of JPE is contained in JPE’s Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed LP Merger will be included in the proxy statement/prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 23, 2016, by and among American Midstream Partners, LP, American Midstream GP, LLC, JP Energy Partners LP, JP Energy GP II LLC, Argo Merger Sub, LLC, and Argo Merger GP Sub, LLC.

10.1	Distribution Support and Expense Reimbursement Agreement, dated as of October 23, 2016, by and among American Midstream Partners, LP, American Midstream GP, LLC and Magnolia Infrastructure Holdings, LLC.

99.1	Press Release, dated October 24, 2016.

99.2*	Agreement and Plan of Merger, dated as of October 23, 2016, by and among American Midstream GP, LLC, JP Energy GP II LLC and Argo GP Sub, LLC.

99.3	Expense Reimbursement Agreement, dated as of October 23, 2016, by and among JP Energy Partners LP, JP Energy GP II LLC and Lonestar Midstream Holdings, LLC.

99.4	American Midstream Partners, LP Investor Presentation

99.5	American Midstream Partners, LP Investor Call Transcript

99.6	American Midstream Partners, LP Employee Email and Podcast Transcript

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC its General Partner

Date: October 24, 2016	By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 23, 2016, by and among American Midstream Partners, LP, American Midstream GP, LLC, JP Energy Partners LP, JP Energy GP II LLC, Argo Merger Sub, LLC, and Argo Merger GP Sub, LLC.

10.1	Distribution Support and Expense Reimbursement Agreement, dated as of October 23, 2016, by and among American Midstream Partners, LP, American Midstream GP, LLC and Magnolia Infrastructure Holdings, LLC.

99.1	Press Release, dated October 24, 2016.

99.2*	Agreement and Plan of Merger, dated as of October 23, 2016, by and among American Midstream GP, LLC, JP Energy GP II LLC and Argo GP Sub, LLC.

99.3	Expense Reimbursement Agreement, dated as of October 23, 2016, by and among JP Energy Partners LP, JP Energy GP II LLC and Lonestar Midstream Holdings, LLC.

99.4	American Midstream Partners, LP Investor Presentation

99.5	American Midstream Partners, LP Investor Call Transcript

99.6	American Midstream Partners, LP Employee Email and Podcast Transcript

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.